DSL.NET, INC.
                          CURRENT REPORT ON FORM 8-K/A
                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88513, No. 333-39016, No. 333-75230 and No.
333-89886) of DSL.net, Inc. of our report dated March 24, 2003 relating to the financial statements of Network Access Solutions Corporation - On Network Business, which appears in the Current Report on Form 8-K of DSL.net, Inc.


/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 24, 2003